SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NEIMAN MARC GROUP B

          GAMCO INVESTORS, INC.
                                 2/08/00           12,000            23.2604
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                 2/15/00           10,000            21.3000
                                 2/10/00           20,000            22.4875
                                 2/10/00           55,000            22.2716
                                 2/09/00           20,000            22.9250
                                 2/09/00           20,000            23.1063
                                 2/09/00           20,000            22.8000
                                 2/08/00           20,500            23.4921
                                 2/08/00           40,000            23.1511
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.